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                                MERRILL CORPORATION
                               DIRECT INVESTMENT PLAN

1.     PURPOSE.

       The purpose of the Merrill Corporation Direct Investment Plan (the "PLAN") is to advance the interests of Merrill Corporation (the "COMPANY") and its shareholders by facilitating the purchase of shares of the Company's voting class B common stock, $0.01 par value per share ("COMMON STOCK") by Eligible Employees (as defined below) of the Company. These purchases are intended to
(i) increase Common Stock ownership among Eligible Employees of the Company and its Subsidiaries; (ii) more closely align such Eligible Employees' financial rewards with the financial rewards realized by all other holders of capital stock of the Company; and (iii) increase such Eligible Employees' motivation to manage the Company as owners.

2.     DEFINITIONS.

       In addition to the capitalized terms otherwise defined herein, the following additional capitalized terms will have the meanings set forth below, unless the context clearly otherwise requires:

       2.1 "ADVERSE ACTION" means any of the actions described in Section 8.7(b) of the Plan.

       2.2    "BOARD" means the Board of Directors of the Company.

       2.3 "CAUSE" means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary, or (v) an Adverse Action.

       2.4 "CLOSING DATE" means the date the Company closes on the sale of Shares to Eligible Employees who are initially offered the right to purchase Shares under the Plan, which the Company expects to be on or before January 31, 2000.

       2.5    "CODE" means the Internal Revenue Code of 1986, as amended.

       2.6 "COINVESTMENT SHARES" mean the shares of Common Stock offered to the Participant pursuant to Section 5.2 of the Plan.

       2.7 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3.1 of the Plan.

       2.8 "COMMON STOCK" shall have the meaning given such term in Section 1, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with
              Section 7.3 of the Plan.

       2.9 "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the

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              Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of
              Section 22(e)(3) of the Code.

       2.10 "DLJMB" means DLJ Merchant Banking Partners II, L.P. and all its affiliated entities as described in the Investors' Agreement.

       2.11 "DLJMB LIQUIDATION EVENT" means, except for transfers to Permitted Transferees (as defined in the Investors' Agreement), (i) a sale or other transfer by DLJMB of 60% or more of its shares of common equity in the Company (including all common equity originally purchased by DLJMB and any additional common equity purchased by DLJMB thereafter, whether voting, Class B or any other class of common equity created by the Company) to one or more persons or entities (in one transaction or in a series of related transactions) other than in connection with a public offering of the Company's common equity, (ii) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company, or (iii) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation do not have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of more than 50% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors.

       2.12 "EFFECTIVE DATE" means the date set forth in Section 12.1 of the Plan.

       2.13 "ELIGIBLE EMPLOYEES" means any employee of the Company or any Subsidiary, and any non-employee director, consultant and independent contractor of the Company or any Subsidiary.

       2.14 "ELIGIBILITY NOTICE" means the notice described in Section 4.1 of the Plan.

       2.15 "ENTERPRISE VALUE" means a value equal to six times the Pro-Forma EBITDA as shown on the Company's consolidated statement of operations for its most recent fiscal year end.

       2.16 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       2.17 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of a Valuation Date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (i) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the NASDAQ National Market or an equivalent foreign market on which sale prices are reported;
              (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the NASDAQ SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (iii) if the Common Stock is not so listed or reported, such price shall be the Formula Value, or such other price as the Committee shall determine is appropriate in its sole discretion. The Committee's determination as to the Fair Market Value of the Common Stock shall be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, shareholders of the Company, the Participants and their

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              respective successors-in-interest.  No member of the Board or the
              Committee shall be liable for any determination regarding current values of the Common Stock that is made in good faith.

       2.18 "FORMULA VALUE" means the price determined on a Valuation Date by subtracting (i) Total Debt and (ii) Total Preferred Stock from the Enterprise Value, adding Total Cash to this difference and dividing such sum by the aggregate of the number of shares of capital stock of the Company outstanding on such Valuation Date (including all vested and unvested Shares) and all shares of common equity of the Company which may be issuable upon the exercise of options and warrants of the Company outstanding on such Valuation Date (whether or not then exercisable); provided, however, that any option which is not subject to a specific vesting schedule and only becomes fully exercisable upon a DLJMB Liquidation Event which realizes an internal rate of return in excess of fifty percent shall not be included in the outstanding option number on such Valuation Date.

       2.19 "INTEREST RATE" means the rate of interest on the Purchase Loan as set forth in Section 6.2 of the Plan.

       2.20 "INVESTORS' AGREEMENT" means the Investors' Agreement, dated November 23, 1999, by and among the Company and its shareholders, as amended from time to time.

       2.21 "NOTE" means the Nonrecourse Promissory Note in the form attached hereto as EXHIBIT A to be entered into by each Participant in connection with the purchase of Coinvestment Shares.

       2.22 "PARTIAL TERMINATION" means a change in the Participant's employment or other service with the Company and all its Subsidiaries such that the number of hours worked by such Participant is substantially reduced for any reason as the Committee in its sole discretion may determine from the number of hours such Participant is required to work for the Company or Subsidiary and such reduction is expected to extend for an indefinite period of time.

       2.23 "PARTICIPANT" means an Eligible Employee of the Company or any Subsidiary who is selected by the Committee to participate in the Plan, and to the extent such Participant transfers any Shares purchased under this Plan to a Permitted Transferee (as defined in the Investors' Agreement) in accordance with the terms of the Investors' Agreement such term shall mean the Participant and such Permitted Transferee of such Participant.

       2.24 "PLEDGE AGREEMENT" means the Pledge and Custody Agreement in the form attached hereto as EXHIBIT B to be entered into by each Participant and the Company in connection with the purchase of Coinvestment Shares.

       2.25 "PRO-FORMA EBITDA" means earnings before interest, taxes, depreciation, amortization and non-cash compensation expense as computed using generally accepted accounting principles on a pro-forma basis as allowed by Regulation S-X of the Securities Act.

       2.26 "PRO RATA ADJUSTMENT" means a price per Share (which price could be negative) determined by subtracting the Fair Market Value of such Share as determined on the Valuation Date in the fiscal year in which the Participant's employment or other service is terminated from the Fair Market Value of such Share as determined on the Valuation

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              Date in the fiscal year immediately following the fiscal year in which the Participant's employment or other service is terminated, and then multiplying such difference by a fraction, the numerator of which shall be the number of calendar days the Participant was employed by the Company or any Subsidiary in the fiscal year in which the Participant's employment or other services is terminated, and the denominator of which shall be the total number of calendar days in the fiscal year in which the Participant's employment or other services is terminated.

       2.27 "PURCHASE DATE" means the date, time and place the Company plans to close the sale of Shares and collect the payment of the purchase price for the Shares from the Participant as set forth in
              Section 4.1 of the Plan.

       2.28 "PURCHASE LOAN" means a nonrecourse interest bearing loan that may be made by the Company to the Participant to enable the Participant to purchase Coinvestment Shares pursuant to Section
              5.2  of the Plan which shall be evidenced by a Note.

       2.29 "REINVESTMENT SHARES" means the shares of Common Stock offered to the Participant pursuant to Section 5.1 of the Plan.

       2.30 "REPURCHASE DATE" means the date the Company will repurchase Shares from the Participant as set forth in Section 8.2 of the Plan.

       2.31 "REPURCHASE RIGHT" means the irrevocable and exclusive right the Company has to repurchase Shares as set forth in Section 8 of the Plan.

       2.32 "RETIREMENT" means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Committee for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination.

       2.33   "SECURITIES ACT" means the Securities Act of 1933, as amended.

       2.34 "SHARES" means the Reinvestment Shares and the Coinvestment Shares offered to a Participant pursuant to Sections 5.1 and 5.2 of the Plan.

       2.35 "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

       2.36 "TOTAL CASH" means the total amount of cash and cash equivalents shown on the Company's consolidated balance sheet as of its most recent fiscal year end.

       2.37 "TOTAL DEBT" means any indebtedness of the Company in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances, except any such balance that constitutes an accrued expense, trade payable or customer contract advance, if and to the extent that any of the foregoing (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet as of its most recent fiscal year end.

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       2.38   "TOTAL PREFERRED STOCK" means the total amount of the liquidation preference on all of the Company's issued and outstanding preferred stock as of its most recent fiscal year end.

       2.39 "VALUATION DATE" means a date on which the Committee shall determine the Fair Market Value of the Common Stock, which date shall be no more than ninety (90) days following the Company's fiscal year end.

3.     ADMINISTRATION.

       3.1 THE COMMITTEE. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. The Committee will act by majority approval of the members (but may also take action with the written consent of a majority of the members of the Committee), and a majority of the members of the Committee will constitute a quorum. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Employees who are subject to
              Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise.
              Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan.

       3.2    AUTHORITY OF THE COMMITTEE.

              (a) Notwithstanding any other provision to the contrary in the Plan, the Committee will have the authority in its sole discretion to (i) determine the Eligible Employees to be selected as Participants in the Plan, (ii) determine the number of Shares such Participant is allowed to purchase, or the Company is allowed to repurchase, under the Plan,
                     (iii) determine the periods or dates when Shares may be purchased by the Participant, or repurchased by the Company, under the Plan, (iv) determine the amount of Purchase Loans to be made to Participants in connection with the purchase of Coinvestment Shares (which amount shall not exceed sixty-five percent (65%) of the total purchase price of the Coinvestment Shares), (v) determine the terms and conditions of the Note and Pledge Agreement as described in Section 6 hereof, (vi) adopt, alter, amend, waive or repeal any administrative rules, guidelines, practices and provisions governing the Plan or the administration of the Plan as the Committee shall, from time to time, deem advisable, (vii) interpret the terms and provisions of the Plan (and any agreement or document related hereto) and to supervise the administration of the Plan, and (viii) determine the terms and conditions to which the Shares may be

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                     subject upon a Participant's death, Disability, Retirement or termination of employment or other service with the Company or any Subsidiary, including, without limitation, the right of the Company to accelerate the vesting of unvested Coinvestment Shares and the right of the Company to repurchase the Shares.

              (b) The Committee will also have the authority under the Plan to amend or modify the terms of any outstanding Shares in any manner, including, without limitation, the terms and conditions of any Shares or otherwise terminate any restrictions relating to any Shares; provided, however, that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. The Committee shall also have the authority to correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Purchase Loan or any related document or agreement in the manner and to the extent it shall deem desirable to carry it into effect.

4.     PARTICIPATION.

       4.1 SELECTION OF PARTICIPANTS. The Committee will have the authority to select from the Eligible Employees the Participants in the Plan in accordance with Section 3 hereof. Eligible Employees will be given written notice of their eligibility to participate in the Plan (the "ELIGIBILITY NOTICE"). The Eligibility Notice shall specify (i) the specific number of Reinvestment Shares and Coinvestment Shares the Participant shall have the right to purchase from the Company, (ii) the per share price the Participant must pay for Reinvestment Shares and Coinvestment Shares, (iii) the maximum amount the Participant may borrow from the Company to assist with the purchase price of the Coinvestment Shares (which in no event shall exceed sixty-five percent (65%) of the total purchase price for the Coinvestment Shares), and (iv) the date, time and place the Company plans to close the sale of Shares and collect the payment of the purchase price for the Shares from the Participant (the "PURCHASE DATE"). Eligible Employees will have fifteen (15) days from the date of the Eligibility Notice to elect to participate in the Plan, and if the Eligible Employee elects to participate in the Plan, he or she must satisfy all of the conditions set forth in Section 4.2 hereof on or prior to the Purchase Date determined by the Committee; provided, however, that the Eligible Employees initially selected to participate in the Plan shall have until the Closing Date to elect to participate in the Plan and to satisfy the conditions set forth in Section 4.2 hereof. No Eligible Employee shall have at any time the right (i) to be selected as a Participant, (ii) to be entitled to purchase any Shares, or (iii) having been selected to purchase Shares, to purchase any additional Shares.

       4.2 ELECTION TO PARTICIPATE IN PLAN. Eligible Employees are not required to participate in the Plan. Each Eligible Employee who elects to participate in the Plan, however, shall satisfy the following requirements on or prior to the Purchase Date or the Closing Date, as applicable:

              (a) Submit a completed, signed and irrevocable agreement to purchase the Shares under the Plan, which agreement shall specify the number of Coinvestment Shares and Reinvestment Shares to be purchased by the Participant and the total purchase price for such Shares;

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              (b)    Deliver to the Company in cash (including check, bank draft or money order) the total purchase price for the Reinvestment Shares purchased by the Participant pursuant to Section 5.1 hereof, and that portion of the Coinvestment Shares not covered by the Note pursuant to Section 5.2 hereof;

              (c) Complete and sign all necessary agreements and other documents relating to the Purchase Loan described in
                     Section 6 hereof in connection with the purchase of the Coinvestment Shares;

              (d) Execute and deliver to the Company an agreement to become a party to the Investors' Agreement pursuant to Section 12.2 hereof;

              (e) If required by the Committee, execute and deliver to the Company an agreement acknowledging to be bound by a confidentiality and non-compete agreement;

              (f) If required by the Committee, execute an agreement to waive or modify certain compensation provisions in any existing employment agreement or arrangement between the Company and the Participant; and

              (g) Satisfy all other terms and conditions of participation specified in the Plan, or as may be required from time to time by the Committee after the Effective Date.

              The agreements and other documents specified in this Section 4.2 shall be in such forms and shall be submitted at such times to such Participants as specified by the Committee or its designee(s).

5.     PURCHASE OF SHARES.

       5.1 REINVESTMENT SHARES. Each Participant selected by the Committee to participate in the Plan shall be granted the right to purchase, out of such Participant's own funds, that number of Reinvestment Shares, at a price per share, as determined by the Committee. If a Participant elects to participate in the Plan, such Participant shall have the right to purchase any number of the Reinvestment Shares up to the total amount awarded the Participant in the Eligibility Notice. Each Participant electing to purchase such Reinvestment Shares shall deliver to the Company on the Purchase Date or the Closing Date, as applicable, the total purchase price for the number of Reinvestment Shares such Participant is electing to purchase. Each Participant electing to purchase Reinvestment Shares shall be solely responsible for paying the entire amount of the total purchase price of the Reinvestment Shares, and the Company will not lend any funds to the Participant to assist with the purchase of any Reinvestment Shares. On the Purchase Date or the Closing Date, as applicable, the Participant will be recorded on the books of the Company as the owner of the Reinvestment Shares, and the Company will issue one or more duly issued and executed stock certificates to the Participant evidencing such Reinvestment Shares.

       5.2 COINVESTMENT SHARES. Each Participant selected by the Committee to participate in the Plan may also be granted the right to purchase Coinvestment Shares as determined by the Committee. Such Participant shall have the right to purchase any number of Coinvestment Shares up to the total amount awarded the Participant in the Eligibility Notice. On the Purchase Date or the Closing Date, as applicable, the Company shall make a Purchase Loan to the Participant in an amount determined by the Committee in its

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              sole discretion (which amount shall not exceed sixty-five percent
              (65%) of the total purchase price of the Coinvestment Shares) to pay for a portion of the total purchase price for the number of Coinvestment Shares the Participant is electing to purchase, and the Participant shall be solely responsible for paying the remaining balance of such purchase price. The proceeds of the Purchase Loan shall be used solely to assist the Participant with the purchase of the Coinvestment Shares. As a condition to the Company making the Purchase Loan, all of the Coinvestment Shares purchased by the Participant pursuant this Section 5.2 (whether purchased with the Participant's own funds or with the Purchase
              Loan) must be pledged as collateral for the Purchase Loan pursuant to Section 6.4 hereof. The Coinvestment Shares purchased by the Participant shall vest in accordance with the vesting schedule set forth on an exhibit to the written agreement evidencing such purchase. On the Purchase Date or the Closing Date, as applicable, the Participant will be recorded on the books of the Company as the owner of the Coinvestment Shares, and, subject to
              Section 6.4 hereof, the Company will issue one or more duly issued and executed stock certificates evidencing such Coinvestment Shares.

       5.3 RESTRICTIONS ON TRANSFERABILITY OF SHARES. In no event will a Participant be entitled to sell or transfer any Shares purchased by the Participant pursuant to the Plan during the six (6) months following the Purchase Date or the Closing Date, as applicable.
              In addition, all Shares purchased by Participants under the Plan shall be subject to the transfer restrictions and other provisions of the Plan and the Investors' Agreement, and until such time as such restrictions on transfer expire, no right or interest of any Participant under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, or any such right shall be void, except as may otherwise be provided for in the Plan or the Investors' Agreement. Subject to Section 6.1 hereof, and in addition to the other restrictions contained in the Plan and the Investors' Agreement, a Participant may not sell, transfer, assign, pledge, attach, charge or encumber in any way or in any manner any unvested Coinvestment Shares. To enforce the transfer restrictions set forth in the Plan and the Investors' Agreement, the Committee, in its sole discretion, may place a legend on the stock certificates evidencing that the Shares are subject to certain transfer restrictions and may require the Company to hold any stock certificates issued to the Participant for the Coinvestment Shares, together with stock powers executed in blank, in the custody of the Company or its transfer agent until the restrictions on the Coinvestment Shares have terminated.

6.     PURCHASE LOANS.

       6.1 NOTE. All Purchase Loans shall be evidenced by the Participant's execution of a Note. In the event that a Participant transfers all or a portion of his or her Coinvestment Shares to a Permitted Transferee (as defined in the Investors' Agreement), such Permitted Transferee, as a condition to the transfer of the Coinvestment Shares, shall agree to be bound by the terms and conditions of the Plan, any agreement evidencing the sale of the Shares to the Participant, and shall also agree to take such Shares subject to the terms and conditions of the Note and Pledge Agreement. The Participant, however, shall remain the primary obligor of all obligations outstanding under the Note and the Pledge Agreement regardless of such a transfer to a Permitted Transferee.

       6.2 INTEREST. Purchase Loans will accrue at a fixed rate of interest equal to eight percent (8%) per annum beginning on the date the
              Note is executed to evidence the Purchase Loan;

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              provided, however, that such interest rate shall not exceed the rate permitted by applicable law (the "INTEREST RATE"). While interest on the Purchase Loan will accrue at the Interest Rate, interest will not be paid by the Participant during the term of the Note, but will be paid upon maturity of the Purchase Loan pursuant to Section 6.3 hereof and the terms of the Note. Accrued but unpaid interest on the Purchase Loan will be in addition to the principal balance of the Purchase Loan.

       6.3 REPAYMENT. The principal of the Purchase Loan and all accrued but unpaid interest will be due and payable by the Participant in a single payment, pursuant to the terms and conditions of the Plan and the Note, as of the earlier of (i) the Participant's termination of employment or other service with the Company and all its Subsidiaries in accordance with Section 8 hereof, (ii) a DLJMB Liquidation Event, (iii) a sale or transfer of the Coinvestment Shares in accordance with the terms and conditions of the Investors' Agreement (other than transfers to Permitted Transferees under the Investors' Agreement or hardship repurchases under Section 8.5 hereof), (iv) eight years from the Purchase Date or Closing Date, as applicable, for the Coinvestment Shares or (v) within 120 days following an initial public offering of the Company's equity securities in which case the principal of the Purchase Loan and all accrued interest thereon must be paid with cash, or the Committee in its sole discretion may allow the Company to repurchase the Participant's Reinvestment Shares and vested Coinvestment Shares at Fair Market Value, and the Participant's unvested Coinvestment Shares at a purchase price determined by the Committee in its sole discretion, and apply the proceeds the Company owes the Participant against the outstanding balance of the Note and all accrued interest; provided, however, that if the Participant elects to repay the Purchase Loan and all accrued interest with the Participant's Shares, the Participant will not be required to repay the Note and all accrued interest if the total purchase price paid for such Shares does not exceed the outstanding balance of the Note, all accrued interest and any tax liability of the Participant associated with the sale of the Shares. Notwithstanding anything to the contrary in this Section 6.3, however, the Committee may decide, in its sole discretion, to extend the maturity of the Note. In the event that the Participant sells or transfers (other than transfers to Permitted Transferees under the Investors' Agreement or hardship repurchases under Section 8.5 hereof) all or a portion of the Coinvestment Shares in accordance with the Plan and the Investors' Agreement, the Purchase Loan will become immediately due and payable by the Participant to the extent of the lesser of (i) the total outstanding balance of unpaid principal and all accrued interest on the Purchase Loan or (ii) the net after tax proceeds realized upon such sale. The Company shall have the right to apply any amounts it owes the Participant for the purchase of Coinvestment Shares pursuant to Section 8 hereof towards the outstanding principal and accrued interest on the Note in accordance with
              Section 8.7(c) hereof, and, in the event the Participant sells or transfers the Coinvestment Shares in connection with a DLJMB Liquidation Event or pursuant to the provisions of the Investors' Agreement (other than to a Permitted Transferee, the Participant shall be required to use all proceeds received from such sale or transfer to repay the outstanding balance of the Note and all accrued interest.

       6.4 PLEDGE OF SHARES. As collateral for the Note, the Participant shall grant to the Company a security interest in the Coinvestment Shares by executing the Pledge Agreement. Any stock certificates issued for Coinvestment Shares purchased pursuant to Section 5.2 hereof shall be held by the Company as collateral for the Purchase Loan until such time as the Purchase Loan and all accrued interest on the Purchase Loan are paid in full; provided, however, that the Committee may in its sole discretion release, upon request of the Participant, Shares if the collateral for the Note exceeds the outstanding balance of the Purchase Loan and all accrued interest and the Committee determines in its sole discretion that the remaining collateral is sufficient to secure the outstanding balance of the Note and accrued interest. If the Company repurchases the Coinvestment Shares so pledged in accordance with Section 8 hereof, the Company shall have the right to apply all proceeds it owes the Participant against the outstanding balance of the Purchase Loan and all accrued interest. Notwithstanding anything to the contrary in the Plan or in the Investors' Agreement, so long as Coinvestment Shares are pledged to the Company pursuant to this Section 6.4 in no event can such Coinvestment Shares (whether vested or unvested) be subject in any manner to alienation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, except that such Coinvestment Shares may be transferred to Permitted Transferees (as defined in the Investors' Agreement).

7.     SHARES AVAILABLE FOR ISSUANCE.

       7.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 7.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 1,459,091 shares of Common Stock of which 227,272 shares will be designated for Reinvestment Shares and 1,231,819 shares will be designated for Coinvestment Shares.

       7.2 ACCOUNTING FOR SHARES. Shares of Common Stock that are sold under the Plan as Reinvestment Shares will be applied to reduce the number of shares of Common Stock designated for Reinvestment Shares remaining available for issuance under the Plan and shares of Common Stock that are sold under the Plan as Coinvestment Shares will be applied to reduce the number of shares of Common Stock designated for Coinvestment Shares remaining available for issuance under the Plan. In addition, in the event that any Shares purchased under the Plan are reacquired by the Company pursuant to any right of repurchase, right of first refusal or forfeiture provisions, such Shares will automatically again become available for issuance under the Plan and such shares of Common Stock shall be divided by the Committee between Reinvestment Shares and Coinvestment Shares in such amounts as the Committee deems appropriate.

       7.3 ADJUSTMENTS TO SHARES. In the event that the Committee determines that any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits of a Participant's investment in the Shares under the Plan, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall, in such manner as it deems equitable, make such adjustments, if any, to the number and kind of Shares (or number and kind of other securities or property) with respect to the Shares purchased under the Plan, as it deems appropriate and necessary.

8.     REPURCHASE RIGHTS UPON PARTICIPANT'S TERMINATION OF SERVICES.

       8.1 REPURCHASE RIGHT. Subject to the other provisions of this Section 8, in the event a Participant's employment or other service with the Company and all its Subsidiaries is terminated for any reason whatsoever, whether due to death, Disability, Retirement or termination with or without Cause, prior to a DLJMB Liquidation Event, the Company shall have the irrevocable and exclusive right to repurchase (the "REPURCHASE RIGHT") at the price determined in accordance with this Section 8.1 and in the manner set forth in
              Section 8.2 hereof all or any portion of the Participant's Shares; provided, however, that the Committee in its sole discretion may determine to pay a price other than the price determined in accordance with this Section 8.1 but in no event shall such price be less than the price determined in accordance with this Section 8.1:

              (a) If the Participant's employment or other service with the Company and all its Subsidiaries is terminated during a fiscal year by reason of voluntary resignation, death, Disability, Retirement or termination by the Company without Cause, the Company shall pay: (i) for each Coinvestment Share that is vested at the time of termination and each Reinvestment Share, an amount equal to the Fair Market Value of each Share as determined on the Valuation Date in the fiscal year in which the Participant's employment or other service is terminated plus any Pro Rata Adjustment; and (ii) for each Coinvestment Share that is not vested at the time of termination, an amount equal to the lesser of (x) the Fair Market Value of each Coinvestment Share as determined on the Valuation Date in the fiscal year in which the Participant's employment or other service is terminated plus any Pro Rata Adjustment, or (y) the purchase price paid by the Participant for each unvested Coinvestment Share, plus all accrued and unpaid interest on the Purchase Loan relating to such unvested Coinvestment Shares.

              (b) If the Participant's employment or other service with the Company and all its Subsidiaries is terminated during a fiscal year by the Company for Cause, the Company shall pay for each Share owned by the Participant (whether vested or unvested) the lesser of (i) the Fair Market Value for each Share as determined on the Valuation Date in the fiscal year in which the Participant's employment or other service is terminated plus any Pro Rata Adjustment, or (ii) the purchase price paid by the Participant for each Share, without any accrued and unpaid interest on the Purchase Loan relating to the Coinvestment Shares being paid.

              (c) Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

       8.2 EXERCISABILITY OF REPURCHASE RIGHT. Subject to Section 8.7 hereof, if the Company elects to exercise its Repurchase Right or any other right or obligation the Company may have to repurchase Shares pursuant to the Plan, the Company shall give the Participant written notice of its intent to exercise its Repurchase Right (the "NOTICE OF REPURCHASE") within sixty (60) days of such Participants termination of employment or other service. The Notice of Repurchase shall specify (i) the number of Reinvestment Shares and Coinvestment Shares (including the number of vested and unvested Coinvestment Shares) the Company intends to repurchase and (ii) the date the Company expects to purchase the Reinvestment Shares and Coinvestment Shares from the Participant which date shall be no later than thirty (30) days following the Valuation Date in the fiscal year immediately following the fiscal year in which the Participant's employment or other service is terminated (the "REPURCHASE DATE"). On or before the Repurchase Date, the

              Participant shall deliver to the Company the stock certificates representing the Reinvestment Shares and Coinvestment Shares being purchased by the Company, properly endorsed for transfer, unless the Company is holding such Coinvestment Shares pursuant to
              Section 6.4 hereof in which case such Coinvestment Shares shall be deemed to have been delivered to the Company. By such delivery, or deemed delivery, of such certificates, the Participant warrants that (i) the Participant has good title to, the right to possession of, and the right to sell, the Reinvestment Shares and the Coinvestment Shares, (ii) such Reinvestment Shares and Coinvestment Shares are free and clear of all pledges, liens, encumbrances, charges, proxies, restrictions, options, transfers and other adverse claims, except such as have been imposed by the Plan or the Investors' Agreement, and except such restrictions on transfer as may be imposed by federal or state securities laws, and (iii) the Participant shall hold harmless the Company from all costs, expenses and fees incurred in defending title and right to possession. On the Repurchase Date, the Company shall pay to the Participant the total purchase price for the Reinvestment Shares and Coinvestment Shares purchased by the Company.

       8.3 ASSIGNABILITY OF REPURCHASE RIGHT. The Company, in its sole discretion, may assign its Repurchase Right to one or more employees, officers, directors, shareholders or other persons or organizations. In the event the Company does assign its Repurchase Right to one or more employees, officers, directors, shareholders or other persons or organizations, such persons or organizations shall exercise such Repurchase Right in accordance with Section 8.2 hereof.

       8.4 PUT RIGHT. Subject to Section 8.7 hereof, in the event that neither the Company nor any assignee of the Company exercises the Repurchase Right and a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of voluntary resignation, death, Disability, Retirement or termination by the Company without Cause, the Participant shall have the right to require the Company to purchase, in the manner set forth in Section 8.2 hereof, (i) all or any portion of the Reinvestment Shares and vested Coinvestment Shares owned by the Participant at the time of termination at a purchase price per share equal to the Fair Market Value for each such Share as determined on the Valuation Date in the fiscal year in which the Participant's employment or other service is terminated plus any Pro Rata Adjustment; and (ii) all or any portion of the unvested Coinvestment Shares owned by the Participant at the time of termination at a purchase price per share equal to the lesser of
              (x) the Fair Market Value for each such unvested Coinvestment Share as determined on the Valuation Date in the fiscal year in which the Participant's employment or other service is terminated plus any Pro Rata Adjustment, or (y) the purchase price paid by the Participant for each such unvested Coinvestment Share, plus all accrued and unpaid interest on the Purchase Loan relating to such unvested Coinvestment Shares.

       8.5    HARDSHIP REPURCHASES.

              (a) Subject to the provisions of Section 8.5(e) and Section 8.7 hereof, a Participant may request that the Committee repurchase his or her Reinvestment Shares and vested Coinvestment Shares if the Participant is deemed to be in immediate and heavy financial need as determined in accordance with Section 8.5(b) and (c) hereof. A hardship repurchase will be permitted only if the Committee determines in its sole discretion that the repurchase is being requested on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. The fact that the Committee grants a hardship repurchase to a Participant, however, will not impact the discretion of the Committee in the future to determine whether to grant additional hardship repurchases to such Participant or any other Participant, and each application for a hardship repurchase will be considered by the Committee on an individual basis independent of any facts or circumstances surrounding any previous hardship repurchase grants.

              (b) A repurchase will be deemed to be made on account of an immediate and heavy financial need only if it is determined by the Committee in its sole discretion to be on account of: (i) expenses for medical care (as described in Code section 213(d)), incurred or to be incurred by the Participant, the Participant's spouse or the Participant's dependent (as described in Code section 152), (ii) payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on the Participant's principal residence, or (iii) any other situation in which the Committee in its sole discretion determines such Participant is in immediate and heavy financial need.

              (c) A hardship repurchase will be deemed to be necessary to satisfy the immediate and heavy financial need of the Participant only if the Committee determines in its sole discretion that the aggregate purchase price the Company must pay is not more than the sum of the amount of the immediate and heavy financial need of the Participant plus the amount necessary to pay any federal, state or local taxes or penalties that the Participant will incur in connection with the repurchase, as estimated by the Committee.

              (d) The Committee's determination of the existence of a Participant's financial hardship and the amount that may be repurchased to satisfy the need created by such hardship will be made in accordance with all applicable laws, and is final and binding on the Participant. The Committee may require the Participant to make representations and certifications concerning his or her entitlement to a repurchase pursuant to this Section 8.5 and is entitled to rely on such representations and certifications unless the Committee has actual knowledge to the contrary. The Committee is not obligated to supervise or otherwise verify that amounts repurchased are applied in the manner specified in the Participant's repurchase application.

              (e) In addition to the provisions of Section 8.7 hereof, all repurchases of Shares under this Section 8.5 shall be subject to the following rules:

                     (i) Applications for repurchases may be made at anytime during the Company's fiscal year. The Company, however, will not be required to make any payments for such Shares repurchased within any specific time period designated by the Participant in his or her repurchase application. The Company will pay the purchase price for such Shares being repurchased pursuant to this Section 8.5 as soon as administratively practicable after the Committee's determination that the Participant is entitled to have his or her Shares repurchased by the Company.

                     (ii) The price to be paid by the Company to the Participant for each Share shall be the Fair Market Value for such Share as determined on the most recent Valuation Date prior to the hardship repurchase.

                     (iii) No payment for Shares purchased by the Company under this Section 8.5 will be made if the total purchase price for such Shares is less than $1,000.

                     (iv) All payments for Shares purchased will be made by the Company in the form of a lump sum payment by check.

                     (v) The Company shall be permitted to repurchase Shares pursuant to this Section 8.5 only to the extent that the Fair Market Value of the Coinvestment Shares held as collateral for the Note exceeds the outstanding balance of the Purchase Loan and all accrued interest, and at no time shall the Company be permitted to repurchase Shares under this Section
                            8.5 if such repurchase would cause the collateral securing the Note to be insufficient to repay the Purchase Loan and all accrued interest in full.

       8.6 PARTIAL TERMINATIONS. Subject to Section 8.7 hereof, in the event that there is a Partial Termination of the Participant, the Company shall have the irrevocable and exclusive right to repurchase, in the manner set forth in Section 8.2 hereof, all or any portion of the Participant's Coinvestment Shares (whether vested or unvested) at the time of the Partial Termination as is determined by the Committee in its sole discretion, and the Company shall pay the Participant: (i) for each Coinvestment Share that is vested at the time of the Partial Termination, an amount equal to the Fair Market Value of each share as determined on the Valuation Date in the fiscal year in which the Participant has a Partial Termination plus any Pro Rata Adjustment; and (ii) for each Coinvestment Share that is not vested at the time of the Partial Termination, an amount equal to the lesser of (x) the Fair Market Value of each Coinvestment Share as determined on the Valuation Date in the fiscal year in which the Participant has a Partial Termination plus any Pro Rata Adjustment, or (y) the purchase price paid by the Participant for such unvested Coinvestment Share, plus all accrued and unpaid interest on the Purchase Loan relating to such unvested Coinvestment Shares.

       8.7    OBLIGATIONS, LIMITATIONS AND RESTRICTIONS ON REPURCHASE SHARES.

              (a) VIOLATION OF LAW AND CONTRACTUAL OBLIGATIONS. Notwithstanding anything to the contrary in the Plan, the Company shall only be required to repurchase any Shares pursuant to this Section 8 as rapidly as permissible without violating any loan covenants or other contractual restrictions applicable to, and binding upon, the Company, and any amounts not paid to the Participant on the Repurchase Date in such case will bear interest at the Interest Rate. The Company shall only be required to repurchase any Shares pursuant to this Section 8 to the extent that such repurchase does not violate any applicable laws.

              (b)    ADVERSE ACTIONS.

                     (i) Notwithstanding anything in the Plan to the contrary, in the event that a Participant takes Adverse Actions with respect to the Company or any Subsidiary (1) prior to such Participant's termination of employment or other service with the Company and all its Subsidiaries or (2) during the period ending twelve (12) months following the date of the Participant's termination of employment or other service with the Company and all

                            Subsidiaries by reason of voluntary resignation, death, Disability, Retirement or termination by the Company without Cause, the Committee in its sole discretion will have the authority to treat such Participant's termination of employment or other service as a termination for Cause and to repurchase all Shares held by such Participant in the manner set forth in Section 8.2 hereof for the lesser of
                            (x) the Fair Market Value for each Share as determined on the Valuation Date in the fiscal year in which the Participant's employment or other service is terminated plus any Pro Rata Adjustment or (y) the purchase price paid by the Participant for each Share. In addition, to the extent a Participant has received an amount in excess of such purchase price in connection with a prior exercise of the Company's Repurchase Right or the sale or other transfer of such Shares either in the twelve
                            (12) months prior to, or the twelve (12) months following, such Participant's termination of employment or service, then the Participant shall be required to pay to the Company any such excess. The Company shall be entitled to require the Participant to pay to the Company, within ten (10) days of receipt of notice from the Company, the amount of any excess. Such payment will be made in cash (including check, bank draft or money order). The Company will be entitled to off-set any amounts that may be due and owing to the Participant from the Company or any Subsidiary pursuant to Section 8.7(c) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations.

                     (ii) For purposes of the Plan, an "ADVERSE ACTION" will mean any action by a Participant that the Committee, in its sole discretion, determines to be adverse to the interests of the Company or any Subsidiary, including, without limitation, (x) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company to receive it, (y) engaging, directly or indirectly, in any commercial activity that in the judgement of the Committee competes with the business of the Company or any Subsidiary or (z) interfering with the relationships of the Company or any Subsidiary and their respective employees and customers.

              (c) RIGHT OF OFF-SET. The Company shall have the right to set-off against any amounts owing by the Company to the Participants, including, without limitation, any dividends paid on the Shares, which amounts shall be applied first to accrued interest on the Note and then to the outstanding principal balance of the Note. Neither the exercise of, nor the failure to exercise, such right of set-off will constitute an election of remedies nor limit the Company in any manner in the enforcement of any other remedies that may be available to it.

              (d) REPAYMENT OF INTEREST. In the event that the Company repurchases Coinvestment Shares pursuant to Sections 8.1, 8.4, 8.6 or 8.7(b) hereof, the Committee, in its sole discretion, shall on the Repurchase Date make an appropriate adjustment to the purchase price paid on such date to repay any interest that has accrued on the Purchase Loan from the date of the Participant's termination of employment or other services with the Company and all its Subsidiaries until the date the Company repurchases the Coinvestment Shares pursuant to this Section 8.

9.     SHAREHOLDER RIGHTS. Subject to the provisions of Section 5 and Section
       12.2 hereof, upon the Participant's purchase of the Shares (whether vested or unvested) such Participant shall have all the rights of a shareholder of the Company with respect to the Shares, including, without limitation, all voting rights, liquidation rights and rights to receive all dividends paid on the Shares at the same times and in the same amounts as all other shares of Common Stock; provided, however, that all dividends paid on the Coinvestment Shares shall be pledged as collateral for the Note until such time as the Note and all accrued interest is paid in full, and the Company shall be entitled to set-off against such dividends in accordance with Section 8.7(c) hereof. Nothing in the Plan, however, will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Employee or Participant at any time, nor confer upon any Eligible Employee or Participant any right to continue in the employ or service of the Company.

10.    TAXES.

       10.1 GENERAL RULES FOR WITHHOLDING. The Company is entitled to (i) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to the acquisition of the Shares, the receipt of dividends or distributions on the Shares or the termination of the security interest or restrictions applicable to the Shares, or (ii) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any Shares. In the event the Company is unable to withhold such amounts, for whatever reasons, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under foreign, federal, state or local law.

       10.2 SPECIAL RULES FOR WITHHOLDING. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 hereof by electing to tender shares of the Company previously acquired by the Participant or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

       10.3 SECTION 83(b) ELECTION. The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of the purchase of the Shares and the other transactions contemplated by the Plan. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant's own tax liability that may arise as a result of the purchase of the Shares or the other transactions contemplated by this Agreement. The Company recommends that each Participant consult with such Participant's own tax advisor with respect to the making of an election pursuant to Section 83(b) of the Code. Any such election, if made, must be filed with the Internal Revenue Service within thirty (30) days of the purchase of such Shares. THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S RESPONSIBILITY TO FILE SUCH ELECTION ON A TIMELY BASIS, EVEN IF THE PARTICIPANT REQUESTS THAT THE COMPANY OR ITS REPRESENTATIVES MAKE SUCH FILING ON BEHALF OF THE PARTICIPANT.

11.    DLJMB LIQUIDATION EVENT.

       11.1 ACCELERATION OF VESTING. Without limiting the authority of the Committee under the Plan, if a DLJMB Liquidation Event occurs, then, unless otherwise provided by the Committee in its sole discretion in an agreement with the Participant, all unvested Coinvestment Shares will become immediately vested in full.

       11.2 LIMITATION ON PAYMENTS IN CONNECTION WITH A DLJMB LIQUIDATION EVENT. Notwithstanding anything in Section 11.1 hereof to the contrary, if, with respect to a Participant, the acceleration of the vesting of Coinvestment Shares as provided in Section 11.1 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other "payments" that such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the "payments" to such Participant pursuant to Section 11.1 hereof will be reduced to the largest amount as will result in no portion of such "payments" being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which "payments" will be reduced, that such "payments" will not be reduced or that such "payments" will be "grossed up" for tax purposes), then this
              Section 11.2 will not apply, and any "payments" to a Participant pursuant to Section 11.1 hereof will be treated as "payments" arising under such separate agreement.

12.    MISCELLANEOUS.

       12.1   EFFECTIVE DATE AND DURATION OF THE PLAN.   The Plan is effective
              as of December 20, 1999, the date it was adopted by the Board.
              The Plan will terminate at midnight on December 19, 2009, and may be terminated prior to such time to by Board action, and no Shares will be granted after such termination.

       12.2 INVESTORS' AGREEMENT. Each Participant who purchases Shares under the Plan shall become a party to the Investors' Agreement. Each Participant who (i) is an employee of the Company or any Subsidiary reporting directly to the Chief Executive Officer ("CEO") or Chief Operating Officer ("COO") of the Company or (ii) acquires more than a certain percentage of Common Stock available for sale under the Plan as determined by the Committee in its sole discretion from time to time, shall be deemed a "Co-invest Management Stockholder" for all purposes of the Investors' Agreement, and all other Participants who acquire shares of Common Stock under the Plan shall be deemed "Other Stockholders" for purposes of the Investors' Agreement, including, without limitation, all transfer restrictions and provisions thereof; provided, however, if a Participant after the Purchase Date or Closing Date, as applicable, is no longer required to report directly to the CEO or COO such Participant shall thereafter be deemed an "Other Stockholder," and any "Other Stockholder" who acquires more than the percentage of Common Stock available for sale under the Plan as determined by the Committee or reports directly to the CEO or COO after the Purchase Date or Closing Date, as applicable, shall thereafter be deemed a "Co-invest Management Stockholder," for all purposes of the Investors'

              Agreement. Notwithstanding anything to the contrary in the Plan, if the Investors' Agreement has terminated by its terms, the provisions of this Section 12.2 shall no longer apply.

       12.3 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

       12.4 SECURITIES LAW AND OTHER RESTRICTIONS. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any Shares under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of Shares issued under the Plan, unless
              (i) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (ii) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

       12.5 PLAN AMENDMENT, MODIFICATION AND TERMINATION. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Shares issued or to be issued under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or NASDAQ or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Shares without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate in accordance with the terms and conditions of the Plan.

       12.6 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

       12.7 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

                                      EXHIBIT A
                             FORM OF SECURED DEMAND NOTE

                                      EXHIBIT B
                        FORM OF PLEDGE AND CUSTODY AGREEMENT

                                     EXHIBIT C
                      VESTING SCHEDULE FOR COINVESTMENT SHARES

                     (ONLY ATTACHED TO SUBSCRIPTION AGREEMENT)

On the Purchase Date or Closing Date, as applicable, thirty-five percent (35%) of the Coinvestment Shares purchased by the Participant shall immediately vest, and the vesting schedule for the Coinvestment shall be as follows:

--------------------------------------------------------------------------------
                                          PERCENTAGE OF COINVESTMENT SHARES
              VESTING DATE                  VESTED AS OF THE VESTING DATE*
              ------------                ---------------------------------
--------------------------------------------------------------------------------
 One Year from Purchase Date or          35% of the Coinvestment Shares
 Closing Date, as applicable             purchased by the Participant

--------------------------------------------------------------------------------
 Two Years from Purchase Date or         35% of the Coinvestment Shares
 Closing Date, as applicable             purchased by the Participant

--------------------------------------------------------------------------------
 Three Years from Purchase Date or       57% of the Coinvestment Shares
 Closing Date, as applicable             purchased by the Participant

--------------------------------------------------------------------------------
 Four Years from Purchase Date or        79% of the Coinvestment Shares
 Closing Date, as applicable             purchased by the Participant

--------------------------------------------------------------------------------
 Five Years from Purchase Date or        100% of Coinvestment Shares
 Closing Date, as applicable             purchased by the Participant

--------------------------------------------------------------------------------

* In the event that the vesting of any Coinvestment Shares results in a fractional Coinvestment Share, such fractional Coinvestment Share shall be rounded up to the nearest whole Coinvestment Share.